SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2012

Southern Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13668-B Valley Blvd., City of Industry, CA	91746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 213-3266

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry Into A Material Definitive Agreement

On February 27, 2012, our board of directors approved our entry into an Accounts Receivable Purchase and Security Agreement (the “Agreement”) with Pacific Business Capital Corporation (“PBCC”). The Agreement is a credit facility for the purpose of factoring our accounts receivable. The cost of this funding is a discount of .813% of the gross amount of each receivable factored through PBCC, with an additional discount of .054 percent per day for accounts receivable that remain unpaid fifteen (15) days after they are purchased by PBCC under the Agreement. Under the Agreement, PBCC will advance a portion of the invoice upon factoring (generally 80%), and reserve the remainder of the invoice amount. The reserve will be applied to amounts due from us to PBCC, with the remainder of the reserve funds to be rebated to us on an invoice-by-invoice basis. Our obligations to PBCC under the Agreement are secured by all of our assets, and are guaranteed by our officers, Edward Meadows and Edward Wang.

The forgoing is a summary of the material terms of the Agreement and is not a complete description of its provisions. The Agreement is filed herewith as Exhibit 10.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Accounts Receivable Purchase and Security Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Products, Inc.

/s/ Edward Meadows

Edward Meadows

President, Chief Executive Officer

Date: March 6, 2012

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